Exhibit 99.2

January 17, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Megan Lewis 918-561-5325

ONEOK Partners to Invest up to $500 Million
For Additional Growth Projects

Projects Include Fifth New Natural Gas Processing Plant in North Dakota

Partnership’s Capital-investment Program Now Totals
$4.7 Billion to $5.3 Billion Through 2015

TULSA, Okla. – Jan. 17, 2013 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest approximately $465 million to $500 million between now and 2015 to:

•	Build a new 100 million cubic feet per day (MMcf/d) natural gas processing facility –
the Garden Creek III plant and related infrastructure – in eastern McKenzie County,
N.D., in the Williston Basin, which includes the prolific Bakken Shale and Three Forks formations;

•	Construct a new 95-mile natural gas liquids (NGL) pipeline between existing NGL fractionation infrastructure at Hutchinson, Kan., and Medford, Okla.; and

•	Modify the partnership’s NGL fractionation infrastructure at Hutchinson, Kan., to accommodate lighter, unfractionated NGLs produced in the Williston Basin.

“The new Garden Creek III plant increases our natural gas processing capacity to meet producers’ needs in the Williston Basin, and the expansion of our downstream NGL infrastructure will offer additional fractionation and transportation capacity for NGLs coming from the region,” said Pierce H. Norton II, executive vice president, ONEOK Partners commercial. “These projects further demonstrate the value of ONEOK Partners’ integrated operations and the increased flexibility they give us to better serve Williston Basin producers and downstream customers.”

Construct Garden Creek III natural gas processing facility and related infrastructure:

The Garden Creek III natural gas processing plant and related infrastructure, including expansions and upgrades to the partnership’s existing natural gas gathering systems and compression, are expected to cost approximately $325 million to $360 million and be in service during the first quarter of 2015. This new natural gas processing facility will be built near the

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ONEOK Partners to invest up to $500 Million
For Additional Growth Projects

January 17, 2013

partnership’s existing Garden Creek I natural gas processing plant and the announced Garden Creek II natural gas processing plant, which is expected to be in service during the third quarter of 2014.

“The Garden Creek III plant, combined with our other ongoing investments in the Williston Basin, will provide the partnership with additional natural gas and NGL throughput and revenue capabilities,” said Norton.

The partnership’s previously announced Stateline II natural gas processing plant is expected to be in service during the first quarter of 2013. When completed, the natural gas processing capacities of the Garden Creek II and III plants, and the Stateline II plant combined with the existing Garden Creek, Stateline I and Grasslands natural gas processing facilities will be 590 MMcf/d in the Williston Basin.

ONEOK Partners is the largest independent operator of natural gas gathering and processing facilities in the Williston Basin, with a natural gas gathering system of more than 5,000 miles and acreage dedications of approximately 3.1 million acres.

Construct a new NGL pipeline and modify Hutchinson fractionation infrastructure:

The partnership will invest approximately $140 million to construct a new 95-mile NGL pipeline that will connect its existing NGL fractionation and storage facilities in Hutchinson, Kan., to similar facilities in Medford, Okla. These investments also include related modifications to existing NGL fractionation infrastructure at Hutchinson, Kan., to accommodate additional unfractionated NGLs produced in the Williston Basin. The pipeline and related modifications are expected to be in service during the first quarter of 2015.

“The new NGL pipeline and fractionator modifications will tie our existing Mid- Continent fractionators together, allowing us to optimize NGL fractionation capacity and accommodate growing natural gas liquids volumes from the Williston Basin,” said Norton.

ONEOK Partners owns a natural gas liquids system in the Mid-Continent and Gulf Coast, which includes fractionators and storage facilities in Mont Belvieu, Texas; Bushton, Conway and Hutchinson, Kan.; and Medford, Okla. It also owns interstate natural gas liquids distribution pipelines between Conway and Mont Belvieu, and NGL and refined petroleum products distribution pipelines that connect its Mid-Continent NGL infrastructure to Midwest markets, including Chicago.

Other Capital Projects:

The partnership now has announced total investments of approximately $4.7 billion to$5.3 billion through 2015 for infrastructure growth projects related to natural gas gathering and processing, and natural gas liquids, which includes the projects described above.
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ONEOK Partners to invest up to $500 Million
For Additional Growth Projects

January 17, 2013

Approximately $2.4 billion to $2.7 billion are for growth projects related to resource development in the Williston Basin.

These investments consist of approximately $2.1 billion to $2.3 billion for natural gas gathering and processing projects, and approximately $2.6 billion to $3.0 billion for natural gas liquids projects. In aggregate, these projects are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of five to seven times. The incremental earnings from these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

The partnership has a $2 billion-plus backlog of unannounced growth projects that it continues to evaluate. Additional projects included in this backlog will be announced when sufficient supply commitments are completed.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Partners has disclosed in this news release anticipated EBITDA and distributable cash flow (DCF) levels that are non-GAAP financial measures. EBITDA and DCF are used as a measure of the partnership’s financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

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ONEOK Partners to invest up to $500 Million
For Additional Growth Projects

January 17, 2013

ONEOK Partners, L.P. (NYSE: OKS) (pronounced ONE-OAK) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to the proposed construction of the new Garden Creek III natural gas processing facility, the construction of a new NGL pipeline between Hutchinson, Kan., and Medford, Okla., the modification of the NGL infrastructure at Hutchinson, Kan., and the other referenced infrastructure growth projects related to natural gas gathering and processing and natural gas liquids underway, the schedule and costs to complete the proposed projects and related infrastructure and expected generation of EBITDA and distributable cash flow from the proposed projects. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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